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EXHIBIT 99.1
                                                               NEWS ANNOUNCEMENT
FOR IMMEDIATE RELEASE

CONTACT:  Michael Doyle
          Vice President and CFO
          (800) 828-7115
          MDoyle@EasyLink.Com


          EASYLINK FILES FORM 10-Q FOR THE PERIOD ENDING JUNE 30, 2005


PISCATAWAY, NJ - December 15, 2005 - EasyLink Services Corporation (NASDAQ:
EASYE), a leading global provider of services that power the exchange of information between enterprises, their trading communities and their customers, today announced that it has filed its form 10-Q for the period ended June 30, 2005. As previously announced, Easylink's 2nd Quarter 2005 10-Q was delayed pending the amendments to EasyLink's form 10-K for the year ended December 31, 2004 and form 10-Q for the period ended March 31, 2005 which were filed last week.

The Company had previously announced guidance for the second quarter estimating revenues of just over $20 million and approximately break even net income. Actual revenues for the quarter were $20.1 million and net income was $.8 million. Net income was favorably impacted by $.5 million as a result of a settlement with a telecom carrier on an outstanding claim.

The Company intends to file its form 10-Q for the period ending September 30, 2005 by December 19, 2005, the deadline established for the Company by the Nasdaq Listing Qualifications Panel.


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QUARTERLY CONFERENCE CALL
Thomas Murawski, Chairman, President and Chief Executive Officer, and Mike Doyle, Vice President, Chief Financial Officer, will host a conference call and simultaneous webcast at 10:30 a.m. EDT on Tuesday, December 20, 2005 to discuss the results and review corporate progress. The conference call number is 800/839-3552 and the reservation number is 3603976. Please call five minutes in advance to ensure that you are connected prior to the presentation. The call will be simultaneously broadcast live over the Internet via a link on the investor relations pages of EasyLink's corporate Web site, www.EasyLink.com, and at www.streetevents.com. Please allow extra time prior to the call to visit the site and download the software required to listen to the Internet broadcast. Both the conference call and webcast are open to the general public.

If you are unable to participate, the online archive of the broadcast will be available on the investor relations pages of www.EasyLink.com within two hours of the live call through Tuesday, January 3, 2006 at 11:00 p.m. EDT. You can also access the replay by calling 800/642-1687 and entering the reservation number 3603976. A copy of the earnings announcement, which will include certain financial and other information presented on the call, will also be available on the investor relations pages of our Web site at www.EasyLink.com.

ABOUT EASYLINK SERVICES CORPORATION
EasyLink Services Corporation (NASDAQ: EASYE), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business processes. EasyLink is integral to the movement of information, money, materials, products, and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

This news release may contain statements of a forward-looking nature relating to future events or financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: the Company's 3rd quarter 2005 results and filing of the Company's Quarterly Report on Form 10Q for the quarter ending September 30, 2005 are subject to review by Grant Thornton LLP; the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to achieve and maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ, including the risk that the Company is unable to complete the filing of its Quarterly Report on Form 10-Q for the 3rd quarter of 2005 by December 19, 2005, or the risk that the Company is unable to regain compliance with the $1 minimum bid price requirement by February 21, 2006. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.